Exhibit 14(a)

BLACKROCK FUNDS II

(the “Fund”)

TENTH AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF

A MULTI-CLASS DISTRIBUTION SYSTEM

I. INTRODUCTION

On February 23, 1995, the Securities and Exchange Commission (the “Commission”) promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. The Board of Trustees of the Fund approved this Tenth Amended and Restated Plan, effective November 23, 2020, in connection with the Fund’s operation of its current multi-class distribution system in compliance with Rule 18f-3.

II. ATTRIBUTES OF CLASSES

A.    Generally

Each investment portfolio of the Fund (each a “Portfolio” and, collectively, the “Portfolios”) as set out in Appendix A hereto, as such Appendix A may be supplemented from time to time, may offer up to 5 of the following classes of shares: Investor A Shares; Investor C Shares; Institutional Shares; Class R Shares; and Class K Shares.

In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A Shares, Investor C Shares, Institutional Shares, Class R Shares and Class K Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution and shareholder servicing expenses under the Fund’s Distribution and Service Plan assessed to each particular share class; (ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and (iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund’s Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class (except that Investor C Shares may vote on certain changes to the ongoing fees and expenses paid by Investor A Shares); (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B.    Sales Charges; Distribution Arrangements; Other Expenses

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in their prospectus.

Investor A Shares of the Fund’s equity portfolios (the “Equity Portfolios”) and bond portfolios (the “Bond Portfolios”) generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Investor A Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Investor A Shares of the Fund’s money market portfolios, if any (the “Money Market Portfolios”), shall not be subject to a sales charge.

Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, “BlackRock”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) (collectively, “Service Agents”) for general shareholder liaison services.

Investor C Shares

Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in their prospectus. Investor C Shares are not available in accounts opened or held directly with a Portfolio that do not have a financial intermediary associated with the account. Investor C Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

Investor C Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Institutional Shares

Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall also be available for purchase through financial intermediaries that have entered into an agreement with the distributor to offer such shares on a platform that charges a transaction-based sales commission outside of the Portfolio. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.

Class R Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Class K Shares

Class K Shares shall be available only to (i) certain employee benefit plans, such as health savings accounts, and certain employer-sponsored retirement plans (not including SEP IRAs, SIMPLE IRAs and SARSEPs), (ii) collective trust funds, investment companies and other pooled investment vehicles, each of which may purchase shares of a Portfolio through a financial professional or selected securities dealer, broker, investment adviser, service provider or industry professional (including BlackRock and its affiliates) (each a “Financial Intermediary”) that has entered into an agreement with the Fund’s distributor to purchase such shares, (iii) “Institutional Investors,” which include, but are not limited to, endowments, foundations, family offices, banks and bank trusts, local, city, and state governmental institutions, corporations and insurance company separate accounts, each of which may purchase shares of a Portfolio through a Financial Intermediary that has entered into an agreement with the Portfolio’s distributor to purchase such shares, (iv) clients of private banks that purchase shares of a Portfolio through a Financial Intermediary that has entered into an agreement with the Fund’s distributor to sell such shares, (v) fee-based advisory platforms of a Financial Intermediary that (a) has specifically acknowledged in a written agreement with the Portfolio’s distributor and/or its affiliate(s) that the Financial Intermediary shall offer such shares to fee-based advisory clients through an omnibus account held at the Portfolio or (b) transacts in the Portfolio’s shares through another intermediary that has executed such an agreement and (vi) any other investors who met the eligibility criteria for BlackRock Shares or Class K Shares prior to August 15, 2016 and have continually held Class K Shares of the Portfolio in the same account since August 15, 2016.

Class K Shares of a Portfolio are also available to employees, officers and directors/trustees of BlackRock, Inc. and of mutual funds sponsored and advised by BlackRock and immediate family members of such persons, if they open an account directly with BlackRock. Class K Shares are not subject to sales charges or distribution fees.

Other Class-Specific Expenses

In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund’s Board of Trustees from time to time.

C.    Exchange Privileges

Investor A Shares

A holder of Investor A Shares in a Portfolio generally shall be permitted to exchange his shares for Investor A Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the prospectus.

Investor C Shares

A holder of Investor C Shares of a Portfolio generally shall be permitted to exchange his shares for Investor C Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the prospectus.

Institutional Shares

A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the prospectus.

Class R Shares

The Fund shall not offer Class R Shares with an exchange privilege.

Class K Shares

A holder of Class K Shares in a Portfolio generally shall be permitted to exchange his shares for Class K Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the prospectus.

D.    Conversion Features

Investor A Shares

The Fund shall not offer Investor A Shares with a conversion feature.

Investor C Shares

Approximately eight years after purchase, Investor C Shares of a Portfolio will convert automatically into Investor A Shares of such Portfolio (the “Investor C 8-Year Conversion”). It is the financial intermediary’s responsibility to ensure that the shareholder is credited with the proper holding period. As of November 23, 2020 (the “Effective Date”), certain financial intermediaries, including group retirement recordkeeping platforms, may not have been tracking such holding periods and therefore may not be able to process such conversions. In such instances, Investor C Shares held as of the Effective Date will automatically convert to Investor A Shares approximately eight years after the Effective Date.

In addition, accounts that do not have a financial intermediary associated with them are not eligible to hold Investor C Shares, and any Investor C Shares held in such accounts will be automatically converted to Investor A Shares (the “Investor C Direct Accounts Conversion” and together with the Investor C 8-Year Conversion, the “Investor C Conversions”).

The Investor C Conversions will occur on the basis of the relative net asset value of the shares of the two applicable classes on the conversion date, without the imposition of any sales load, fee or other charge. Shares acquired through reinvestment of dividends on Investor C Shares will also convert automatically to Investor A Shares.

Institutional Shares, Class R Shares and Class K Shares

The Fund shall not offer Institutional Shares, Class R Shares or Class K Shares with a conversion feature.

E.    Shareholder Services

1.          Systematic Withdrawal Program

The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general, investors may arrange to have Investor A Shares or Investor C Shares redeemed automatically.

The Fund shall not offer a systematic withdrawal program to investors in Institutional Shares, Class R Shares or Class K Shares.

2.          Automatic Investing Program

The Fund shall offer an automatic investing program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares or Investor C Shares purchased automatically by authorizing the Fund’s transfer agent to withdraw funds from the investor’s bank account.

The Fund shall not offer the automatic investment program to investors in Institutional Shares, Class R Shares or Class K Shares.

3.          Systematic Exchange Program

The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A Shares or Investor C Shares exchanged automatically from one Portfolio to up to four other Portfolios.

The Fund shall not offer the systematic exchange program to investors in Institutional Shares, Class R Shares or Class K Shares.

4.          Dividend Allocation Plan

The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares or Investor C Shares of one Portfolio automatically invested in another Portfolio.

The Fund shall not offer the dividend allocation plan to investors in Institutional Shares, Class R Shares or Class K Shares.

F.    Methodology for Allocating Expenses Among Classes

Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).

Appendix A

BlackRock Funds II

BlackRock 20/80 Target Allocation Fund

BlackRock 40/60 Target Allocation Fund

BlackRock 60/40 Target Allocation Fund

BlackRock 80/20 Target Allocation Fund

BlackRock Dynamic High Income Portfolio

BlackRock Global Dividend Portfolio

BlackRock Managed Income Fund

BlackRock Multi-Asset Income Portfolio

BlackRock Retirement Income 2030 Fund

BlackRock Retirement Income 2040 Fund